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                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Vertex Pharmaceuticals Incorporated on Form S-8 (File Nos. 33-48030, 33-48348, 33-65742, 33-93224, 33-12325, 333-27011 and 333-56179) of our report dated February 25, 1999 on our audits of the consolidated financial statements of Vertex Pharmaceuticals Incorporated, as of December 31, 1998 and 1997, and for years ended December 31, 1998, 1997 and 1996, which report is included in this annual report on Form 10-K.


PricewaterhouseCoopers LLP
Boston, Massachusetts
March 29, 1999